UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2009

KINDER MORGAN ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11234 (Commission File Number)	76-0380342 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 1, 2009, we adopted the provisions of Financial Accounting Standards Board Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment to ARB No. 51 (“SFAS No. 160”). Based on the effective date of the pronouncement, the audited consolidated balance sheet of Kinder Morgan G.P., Inc. in Exhibit 99.1 of the 8-K filed May 15, 2009 for the year ended December 31, 2008 (the “Balance Sheet”) did not reflect the adoption of SFAS No. 160. Accordingly, the Balance Sheet has been updated solely to reflect the retrospective presentation and disclosure requirements of SFAS No. 160 that were not yet effective for the Balance Sheet when originally filed as Exhibit 99.1 of the Form 8-K on May 15, 2009, and is filed herewith as Exhibit 99.1 and incorporated herein by reference. In addition, on July 15, 2009, Knight Inc. changed its name to Kinder Morgan, Inc. References in the Balance Sheet to Knight Inc. have been replaced with Kinder Morgan, Inc.

Information in the Balance Sheet is generally stated as of December 31, 2008, and this filing does not reflect any subsequent information or events other than the adoption of the presentation and disclosure requirements of SFAS No. 160 and the name change described above.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	23.1	Consent of Independent Registered Public Accounting Firm

	99.1	Audited Consolidated Balance Sheet of Kinder Morgan G.P., Inc. and Subsidiaries as of December 31, 2008, as revised

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.
(A Delaware Limited Partnership)

	By:	KINDER MORGAN G.P., INC.,
its sole General Partner

	By:	KINDER MORGAN MANAGEMENT, LLC,
the Delegate of Kinder Morgan G.P., Inc.

Date: September 18, 2009	By:	/s/ Kimberly A. Dang
Kimberly A. Dang,
Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Audited Consolidated Balance Sheet of Kinder Morgan G.P., Inc. and Subsidiaries as of December 31, 2008, as revised